EXHIBIT 10.21
ADDENDUM TO THE EMPLOYMENT AGREEEMENT

THE UNDERSIGNED PARTIES:

1.The private company with limited liability ChargePoint Network (Netherlands) B.V. having its registered seat in Amsterdam and its office address at Hoogoorddreef 56E, 1101 BE Amsterdam, The Netherlands (formerly known as ChargePoint Europe Holdings B.V.), legally represented for this purpose by ChargePoint Inc. which is legally represented by Pasquale Romano, hereinafter to be referred to as: the ‘Employer’, and
2.Christopher Burghardt, residing in , hereinafter to be referred to as: the ‘Employee’;

Both parties will be referred to as: ‘Parties’

WHEREAS:

a)Since 6th of November 2017 the Employee is employed with the Employer and he holds the position of Managing Director;
b)Employee has resigned as per 31 December 2021 from his position as Managing Director with ChargePoint Network (Netherlands) B.V.;
c)Due to his resignation as employee of ChargePoint, parties have agreed to change article 14.1c in the terms and conditions to the Employment Agreement;
d)The Parties wish to set out these changes in the terms and conditions to the Employment Agreement as follows in this addendum (hereinafter to be referred to as: ‘the Addendum’), and Parties agree that this Addendum forms an integral part of the Employment Agreement.

DECLARE TO HAVE AGREED AS FOLLOWS:

To define a definition of what constitutes ‘Business level contacts’ as mentioned in article 14.1c. Therefore, the current article 14.1c will be replaced by below article

Article 14 – Non-competition

14.1 Except with the prior written approval of the Employer, the Employee shall not be permitted, both during the employment agreement and until one year after its end

14. 1c    to have or maintain business contacts in any way, directly or indirectly, with relations of the Employer with whom the employer and employee have been in contact on a business level during the last two years prior to the end of the employment agreement. Business contacts in this definition is limited to ChargePoint customers, including commercial partners such as channel partners and resellers, with whom ChargePoint conducted business within the period referenced in this clause.

All other terms and conditions of the Employment Agreement remain unchanged.

In witness whereof, the Addendum was agreed and signed in duplicate on 22nd December 2021 in __________

Read and approved:                        Read and approved:

_/s/ Pasquale Romano________                    _/s/ Christopher Burghardt_________
On behalf of ChargePoint Network (Netherlands) B.V.        Christopher Burghardt
Director: ChargePoint Inc.
Name: Pasquale Romano
Position: Chief Executive Officer